                 AMENDMENT TO THE CUSTODIAN CONTRACT

     AGREEMENT made by and between State Street Bank and Trust Company (the "Custodian") and SteinRoe Variable Investment Trust (the "Fund").

     WHEREAS, the Custodian and the Fund are parties to a custodian contract dated December 31, 1998 (the "Custodian Contract") governing the terms and conditions under which the Custodian maintains custody of the securities and other assets of the thirteen then authorized separate series("Portfolios") of the Fund; and

     WHEREAS, the Custodian and the Fund desire to amend the Custodian Contract(i) to add two additional Portfolios, International Stock Fund and Aggressive Managed Assets Fund, and (ii) to provide for the maintenance of the foreign securities of those Portfolios which are permitted to invest the assets (or a portion thereof) in foreign securities, and cash incidental to transactions in such securities, in the custody of certain foreign banking institutions and foreign securities depositories acting as sub-custodians in conformity with the requirements of Rule 17f-5 under the Investment Company Act of 1940;

     NOW THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and the Fund hereby amend the Custodian Contract by the addition of the following terms and conditions:

     1.  ADDITION OF PORTFOLIOS

         The Custodian shall provide services pursuant to the Custodian Contract as amended hereby to the two new Portfolios referred to above, and Appendix A to the Custodian Contract is hereby amended to read in its entirety as attached hereto.

     2.  APPOINTMENT OF FOREIGN SUB-CUSTODIANS

         The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the securities and other assets of the nine Portfolios indicated by an asterisk on Appendix A hereto (the "International Portfolios") maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule B hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in Section 2.18 of the Custodian Contract, together with a certified resolution of the Fund's Board of Directors, the Custodian and the Fund may agree to amend Schedule B hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more of such sub-custodians for maintaining custody of the assets of any one or more of the International Portfolios.

     3.  ASSETS TO BE HELD

         The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions.

     4.  FOREIGN SECURITIES DEPOSITORIES

         Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the International Portfolios shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 5 hereof.

     5.  SEGREGATION OF SECURITIES

         The Custodian shall identify on its books as belonging to each International Portfolio, the foreign securities of that International Portfolio held by each foreign sub-custodian. Each agreement pursuant to which the Custodian employees a foreign banking institution shall require that such institution establish a custody account for the Custodian on behalf of each International Portfolio and physically segregate in that account, securities and other assets of that International Portfolio, and, in the event that such institution deposits that International Portfolio's securities in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for that International Portfolio, the securities so deposited.

     6.  AGREEMENTS WITH FOREIGN BANKING INSTITUTIONS

         Each agreement with a foreign banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) each International Portfolio's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agents, except a claim of payment for their safe custody or administration; (b) beneficial ownership of each International Portfolio's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to that International Portfolio; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the International Portfolios held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

     7.  ACCESS OF INDEPENDENT ACCOUNTANTS OF THE FUND

         Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

     8.  REPORTS BY CUSTODIAN

         The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the International Portfolios held by foreign sub-custodians, including but not limited to an identification of entities having possession of each International Portfolio's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the International Portfolio, indicating, as to the securities acquired for the International Portfolio, the identity of the entity having physical possession of such securities.

     9.  TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT

         (a)  Except as otherwise provided in paragraph (b) of this
Section 8, the provisions of Sections 2.2 and 2.8 of the Custodian Contract shall apply, mutatis mutandis to the foreign securities of the International Portfolio held outside the United States by foreign sub-custodians.

         (b) Notwithstanding any provision of the Custodian Contract to the contrary, settlement and payment for securities received for the account of an International Portfolio and delivery of securities maintained for the account of an International portfolio may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

         (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of the Custodian Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

    10.  LIABILITY OF FOREIGN SUB-CUSTODIANS

         Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and the Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

    11.  LIABILITY OF CUSTODIAN

         The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in the Custodian Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 11, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or
(b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

    12.  REIMBURSEMENT FOR ADVANCES

         If the Fund requires the Custodian to advance cash or securities for any purpose including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments claims or liabilities in connection with the performance of this Contract, except such as may arise form its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

    13.  MONITORING RESPONSIBILITIES

         The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this amendment to the Custodian Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian leans of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of any International Portfolio or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by any foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

    14.  BRANCHES OF U.S. BANKS

         (a) Except as otherwise set forth in this amendment to the Custodian Contract, the provisions hereof shall not apply where the custody of the Fund assets is maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as sub-custodian shall be governed by paragraph 1 of the Custodian Contract.

         (b) Cash held for the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London Branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

    15.  APPLICABILITY OF CUSTODIAN CONTRACT

         Except as specifically superseded or modified herein, the terms and provisions of the Custodian Contract shall continue to apply with full force and effect.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 23rd day of February, 1989.

                                STEINROE VARIABLE INVESTMENT TRUST


                                 By:  RICHARD R. CHRISTENSEN
Attest:                               (Title)  President
______________
(Title)

                                STATE STREET BANK AND TRUST COMPANY


                                By:  [SIGNATURE]
                                     Vice President
Attest:
[SIGNATURE]
Assistant Secretary

                            APPENDIX A

Aggressive Managed Assets Fund*
Aggressive Stock Fund*
Cash Income Fund*
Government Guaranteed Securities Fund
Government Securities Zero Coupon Fund Matched Maturity Series 1991 Government Securities Zero Coupon Fund Matched Maturity Series 1993 Government Securities Zero Coupon Fund Matched Maturity Series 1996 Government Securities Zero Coupon Fund Matched Maturity Series 1998 Government Securities Zero Coupon Fund Matched Maturity Series 2001 High Yield Bond Fund*
International Stock Fund*
Investment Grade Bond Fund*
Managed Assets Fund*
Managed Growth Stock Fund*
Mortgage Securities Income Fund*


__________
*May invest in foreign securities.

                          SCHEDULE B


     The following foreign banking institutions and foreign securities depositories have been approved by the Board of Directors of SteinRoe Variable Investment Trust for use as sub-custodians for the Fund's securities and other assets.

Country             Bank
-------             -----
Australia           ANZ Banking Group Ltd.
Austria             Girozentrale Und Bank Der Osterreichischen
Belgium             Banque Bruxelles Lambert
Canada              Canada Trust Company
Denmark             Den Danske Bank
Finland             Kansallis-Osake Pankki
France              Credit Commercial de France
Germany             Berliner Handels Und Frankfurter Bank
Hong Kong           Standard Chartered Bank
Italy               Credito Italiano
Japan               Sumitomo Trust & Banking Company Limited
Netherlands         Bank Mees & Hope, N.V.
New Zealand         Westpac Banking Corp.
Norway              Christiania Bank Og Kreditkasse
Singapore           DPS Bank
Spain               Banco Hispano Americano
Sweden              Skandinaviska Enskilda Banken
Switzerland         Union Bank of Switzerland
United Kingdom      State Street London Limited


            DEPOSITORIES

Austria             Oesterreichischen Kontrollbank AG
                    Wertpapiersammelbank beider (OeKB-WSB)
Belgium             Caisse Interprofessionelle de Depots et de
                    Virements de Titres S.A. (C.I.K.)
Denmark             Vaerdipapircentralen (VP-Centralen)
France              Societe Interprofessionnelle pour la
                    Compensation des Valeurs Mibilieres (SICOVAM)
Germany             Kassenverein
Italy               Monte Titoli, SpA
Netherlands         Netherlands Clearing Institute for Giro
                    Securities Deliveries (NECIGEF)
Switzerland         Schweizerische Effekten Giro A.G.(SEGA)
--------------------------
EuroClear           (Brussels, Belgium)
Cedel               (Luxembourg)